UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2021, the Board of Directors (the “Board”) of Signet Jewelers Limited (“Signet” or the “Company”) appointed Mr. André Branch and Mr. Dontá Wilson to the Board, effective February 8, 2021.

The Board considered the independence of Messrs. Branch and Wilson under the New York Stock Exchange (the “NYSE”) listing standards and Signet’s Corporate Governance Guidelines and concluded that each appointee is an independent director under the applicable NYSE listing standards and Signet’s Corporate Governance Guidelines.

Messrs. Branch and Wilson are entitled to compensation and indemnification consistent with the compensation and indemnification provided to other members of the Board. Compensation includes any fees and equity awards, and reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board and its committees. The full description of the Company’s director compensation arrangements and director indemnification agreement is incorporated by reference to the Company’s most recent definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2020.

Mr. Branch, 48, has served as Senior Vice President and General Manager of MAC Cosmetics North America at Estee Lauder Companies since 2020. In his current role, he oversees the entire operations of MAC Cosmetics across all channels including free standing stores, department stores, specialty-multi, pure play, and ecommerce. His responsibilities include, but are not limited to strategy development and execution, supply chain management, marketing, innovation, commercial management, customer experience design, data analytics and management, consumer research, and talent pipeline development. He is a general management and marketing executive with over 25 years of experience at some of the world's leading consumer packaged goods companies. Prior to joining Estee Lauder, he served in various roles at L’Oréal USA. He was Senior Vice President, E-Commerce and Digital Operations from 2018 to 2020, where he ran digital and ecommerce operations for L’Oréal’s USA operations, and National Account Sales Vice President at Macy’s for Lancôme from 2014 to 2015. Between his stints at L’Oréal, he served as President, E-Commerce Division at The Nature’s Bounty Company from 2016 to 2017 and CMO, Consumer Packaged Goods Division at The Nature’s Bounty Company from 2015 to 2016.

Mr. Wilson, 44, has served as Chief Digital and Client Experience Officer at Truist Financial Corporation (formerly, BB&T) since 2018 and Chief Client Experience Officer since 2016. In his current role, he oversees digital banking, digital sales, digital transformation, digital strategy and innovation, intelligent automation, client experience strategy, client insights and analytics, omnichannel strategy, experience design and research, marketing, sales optimization, corporate communications, culture alignment and activation, the Truist Foundation, and fintech investments through Truist Ventures. Mr. Wilson also currently serves as an executive sponsor of Truist Financial Corporation’s diversity, equity and inclusion initiative, and he co-chairs its culture council. Mr. Wilson is an operating and general management executive with over 20 years of experience including digital and marketing expertise. He joined BB&T in 1995 and has held various positions of increasing responsibilities. Most recently, before becoming Chief Digital and Client Experience Officer, he served as the Group/State President, BB&T of Georgia from 2014 to 2016 and President, BB&T of Alabama from 2009 to 2014.

At this time, Mr. Branch and Mr. Wilson have not been appointed to any committees of the Board.

There are no transactions between Mr. Branch or Mr. Wilson and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointments is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Signet Jewelers Limited, dated February 10, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	February 10, 2021	By:	/s/ Joan Hilson
		Name:	Joan Hilson
		Title:	Chief Financial Officer